EXHIBIT 99.1

ORCHID ISLAND CAPITAL ANNOUNCES
JUNE 2020 MONTHLY DIVIDEND AND
MAY 31, 2020 RMBS PORTFOLIO CHARACTERISTICS

•	June 2020 Monthly Dividend of $0.055 Per Share of Common Stock
•	RMBS Portfolio Characteristics as of May 31, 2020
•	Next Dividend Announcement Expected July 15, 2020

Vero Beach, Fla., June 16, 2020 - Orchid Island Capital, Inc. (the “Company”) (NYSE:ORC) announced today that the Board of Directors (the “Board”) declared a monthly cash dividend for the month of June 2020. The dividend of $0.055 per share will be paid July 29, 2020, to holders of record of the Company’s common stock on June 30, 2020, with an ex-dividend date of June 29, 2020.  The Company plans on announcing its next common stock dividend after the Board’s meeting on July 15, 2020.

The Company intends to make regular monthly cash distributions to its holders of common stock. In order to qualify as a real estate investment trust (“REIT”), the Company must distribute annually to its stockholders an amount at least equal to 90% of its REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gain. The Company will be subject to income tax on taxable income that is not distributed and to an excise tax to the extent that a certain percentage of its taxable income is not distributed by specified dates. The Company has not established a minimum distribution payment level and is not assured of its ability to make distributions to stockholders in the future.

As of June 16, 2020 and May 31, 2020 the Company had 66,216,748 shares of common stock outstanding.  As of March 31, 2020, the Company had 66,236,639 shares of common stock outstanding.

Estimated June 12, 2020 Book Value Per Share

The estimated range of the Company’s book value per share as of June 12, 2020 was $5.30 and $5.40.  The Company computes book value per share by dividing total stockholders' equity by the total number of outstanding shares of common stock. At June 12, 2020, the Company's preliminary estimated total stockholders' equity range was approximately $351.0 million to $357.6 million with 66,216,748 shares of common stock outstanding. These figures and the resulting estimated book value per share as of June 12, 2020 are preliminary, subject to change, and have not been audited or verified by any third party. The market prices used to compute the fair market value of the pass-through residential mortgage backed certificates issued by Freddie Mac, Fannie Mae or Ginnie Mae (“RMBS”) and structured RMBS positions were obtained from JP Morgan Pricing Direct.  Swap and futures marks were obtained from the Chicago Mercantile Exchange closing marks.  Swaption marks were obtained from the counterparty to the trade and verified internally for reasonableness.  Closing to-be-announced securities prices were obtained from Bloomberg.

RMBS Portfolio Characteristics

Details of the RMBS portfolio as of May 31, 2020 are presented below. These figures are preliminary and subject to change.  The information contained herein is an intra-quarter update created by the Company based upon information that the Company believes is accurate:

•	RMBS Valuation Characteristics
•	RMBS Assets by Agency
•	Investment Company Act of 1940 (Whole Pool) Test Results
•	Repurchase Agreement Exposure by Counterparty
•	RMBS Risk Measures

About Orchid Island Capital, Inc.

Orchid Island Capital, Inc. is a specialty finance company that invests on a leveraged basis in Agency RMBS. Our investment strategy focuses on, and our portfolio consists of, two categories of Agency RMBS: (i) traditional pass-through Agency RMBS,  such as mortgage pass-through certificates and collateralized mortgage obligations issued by Fannie Mae, Freddie Mac or Ginnie Mae, and (ii) structured Agency RMBS. The Company is managed by Bimini Advisors, LLC, a registered investment adviser with the Securities and Exchange Commission.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements include, but are not limited to, statements about the Company’s distributions. These forward-looking statements are based upon Orchid Island Capital, Inc.’s present expectations, but these statements are not guaranteed to occur. Investors should not place undue reliance upon forward-looking statements. For further discussion of the factors that could affect outcomes, please refer to the “Risk Factors” section of the Company’s Form 10-K for the year ended December 31, 2019.

RMBS Valuation Characteristics
($ in thousands)
									Realized	Realized
									May 2020	Mar - May	Modeled	Modeled
					Net			Weighted	CPR	2020 CPR	Interest	Interest
			%		Weighted			Average	(1-Month)	(3-Month)	Rate	Rate
	Current	Fair	of	Current	Average			Maturity	(Reported	(Reported	Sensitivity	Sensitivity
Type	Face	Value(1)	Portfolio	Price	Coupon	GWAC	Age	(Months)	in Jun)	in Jun)	(-50 BPS)(2)	(+50 BPS)(2)
Pass Through RMBS
Post Reset ARM	$944	$977	0.03%	$103.50	4.51%	4.96%	190	171	0.00%	0.00%	$3	$(2)
Fixed Rate CMO	158,092	169,611	4.99%	107.29	4.00%	4.40%	35	321	27.70%	17.92%	395	(570)
15yr 2.0 TBA	250,000	256,992	7.56%	102.80	2.00%	n/a	n/a	n/a	n/a	n/a	2,891	(3,541)
15yr 4.0	1,253	1,349	0.04%	107.65	4.00%	4.49%	25	141	0.63%	61.44%	17	(17)
15yr Total	251,253	258,341	7.60%	102.82	2.01%	4.49%	25	141	0.63%	61.44%	2,908	(3,558)
30yr 3.0	363,162	384,601	11.31%	105.90	3.00%	3.88%	5	350	5.80%	14.72%	2,565	(4,415)
30yr 3.5	1,241,365	1,356,604	39.91%	109.28	3.50%	4.03%	8	348	13.75%	11.24%	12,802	(18,267)
30yr 4.0	488,805	545,365	16.04%	111.57	4.00%	4.52%	15	341	10.48%	9.81%	7,375	(8,945)
30yr 4.5	338,989	381,662	11.23%	112.59	4.50%	5.00%	15	342	15.58%	16.89%	3,306	(3,886)
30yr 5.0	232,717	264,821	7.79%	113.80	5.00%	5.51%	24	332	24.78%	23.46%	2,532	(2,724)
30yr Total	2,665,038	2,933,053	86.29%	110.06	3.78%	4.35%	11	345	13.26%	13.10%	28,580	(38,237)
Total Pass Through RMBS	3,075,327	3,361,982	98.91%	109.32	3.65%	4.36%	13	344	14.06%	13.43%	31,886	(42,367)
Structured RMBS
Interest-Only Securities	360,499	37,070	1.09%	10.28	4.00%	4.59%	71	276	35.23%	31.32%	(1,934)	3,627
Total Structured RMBS	360,499	37,070	1.09%	10.28	4.00%	4.59%	71	276	35.23%	31.32%	(1,934)	3,627
Total Mortgage Assets	$3,435,826	$3,399,052	100.00%		3.69%	4.38%	19	336	16.30%	15.48%	$29,952	$(38,740)

											Interest	Interest
	Average	Hedge									Rate	Rate
	Notional	Period									Sensitivity	Sensitivity
Hedge	Balance	End									(-50 BPS)(2)	(+50 BPS)(2)
Eurodollar Futures	$(50,000)	Dec-2021									$(438)	$438
Swaps	(748,500)	Aug-2024									(15,768)	17,385
5-Year Treasury Futures	(69,000)	Sep-2020									(2,314)	2,073
Swaptions	(500,000)	Mar-2021(3)									(367)	1,673
Hedge Total	$(1,367,500)										$(18,887)	$21,569
Rate Shock Grand Total											$11,065	$(17,171)

(1)	Amounts in the tables above include assets with a fair value of approximately $54.4 million sold in May 2020, which settle in June 2020.
(2)
Modeled results from Citigroup Global Markets Inc. Yield Book. Interest rate shocks assume instantaneous parallel shifts and horizon prices are calculated assuming constant LIBOR option-adjusted spreads. These results are for illustrative purposes only and actual results may differ materially.

(3)	Five-year treasury futures contracts were valued at prices of $125.63 at May 31, 2020. The market value of the short position was $86.7 million.

RMBS Assets by Agency			Investment Company Act of 1940 Whole Pool Test
($ in thousands)			($ in thousands)
		Percentage			Percentage
	Fair	of		Fair	of
Asset Category	Value(1)(2)	Portfolio	Asset Category	Value(1)(2)	Portfolio
As of May 31, 2020			As of May 31, 2020
Fannie Mae	$1,939,520	61.7%	Non-Whole Pool Assets	$303,124	9.6%
Freddie Mac	1,202,540	38.3%	Whole Pool Assets	2,838,936	90.4%
Total Mortgage Assets	$3,142,060	100.0%	Total Mortgage Assets	$3,142,060	100.0%

(1)	Amounts in the tables above include assets with a fair value of approximately $54.4 million sold in May 2020, which settle in June 2020.
(2)	Amounts in the tables above exclude long TBA positions with a market value of approximately $257.0 million.

Borrowings By Counterparty
($ in thousands)
			Weighted	Weighted
		% of	Average	Average
	Total	Total	Repo	Maturity	Longest
As of May 31, 2020	Borrowings(1)	Debt	Rate	in Days	Maturity
Mirae Asset Securities (USA) Inc.	$382,893	12.3%	0.25%	54	8/11/2020
Wells Fargo Bank, N.A.	345,195	11.3%	0.26%	11	6/19/2020
Merrill Lynch, Pierce, Fenner & Smith	287,769	9.5%	0.31%	11	6/11/2020
Mitsubishi UFJ Securities (USA), Inc	252,510	8.3%	0.26%	15	6/26/2020
ABN AMRO Bank N.V.	234,098	7.7%	0.30%	40	8/12/2020
Cantor Fitzgerald & Co	233,541	7.7%	0.28%	40	7/14/2020
Citigroup Global Markets Inc	219,673	7.2%	0.33%	13	6/18/2020
ASL Capital Markets Inc.	209,492	6.9%	0.25%	47	7/28/2020
J.P. Morgan Securities LLC	196,560	6.5%	0.33%	15	6/25/2020
RBC Capital Markets, LLC	187,875	6.2%	0.27%	14	6/26/2020
ING Financial Markets LLC	94,878	3.1%	0.26%	18	6/18/2020
Daiwa Securities America Inc.	80,991	2.7%	0.32%	57	8/12/2020
Barclays Capital Inc	78,290	2.6%	0.38%	12	6/12/2020
South Street Securities, LLC	77,817	2.6%	0.29%	246	5/13/2021
Lucid Cash Fund USG LLC	54,607	1.8%	0.32%	11	6/11/2020
ED&F Man Capital Markets Inc	36,749	1.2%	0.25%	47	7/22/2020
Bank of Montreal	32,157	1.1%	0.27%	11	6/11/2020
J.V.B. Financial Group, LLC	26,639	0.9%	0.25%	22	6/22/2020
Austin Atlantic Asset Management Co.	11,554	0.4%	0.30%	3	6/3/2020
Mizuho Securities USA, Inc	1,339	0.0%	1.62%	23	6/23/2020
Total Borrowings	$3,044,627	100.0%	0.28%	32	5/13/2021

(1)
In May 2020, the Company sold assets with a fair value of approximately $54.4 million, which settle in June 2020 that collateralize approximately $51.9 million of repurchase agreements included in the table above.

Contact:

Orchid Island Capital, Inc.
Robert E. Cauley
3305 Flamingo Drive, Vero Beach, Florida 32963
Telephone: (772) 231-1400